Exhibit 10.1

FORM OF SUBSCRIPTION AGREEMENT

RUBICON TECHNOLOGIES, INC.

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into as of the date on the signature page hereto (the “Effective Date”), by and between Rubicon Technologies, Inc., a Delaware corporation (the “Company”), and the undersigned (the “Purchaser”).

WHEREAS, the Company’s common stock, par value $0.0001 per share (the “Common Stock”) is listed on the New York Stock Exchange under the ticker symbol “RBT”;

WHEREAS, Purchaser desires to purchase from the Company and the Company desires to sell to the Purchaser, upon the terms and conditions set forth in this Subscription Agreement, shares of Common Stock (the “Shares”) with an aggregate value of $[  ] (the “Purchase Price”), which payment will be directed to the Company. The Company desires to issue and sell to Purchaser the Shares in consideration of the payment of the Purchase Price by Purchaser to the Company;

WHEREAS, certain other purchasers (the “Other Purchasers”) have entered into separate subscription agreements with the Company;

WHEREAS, the Purchaser, along with the Other Purchasers and upon acceptance by the Company of the subscription set forth herein, will enter into the Registration Rights Agreement in the form attached hereto as Exhibit A (the “Registration Rights Agreement”) in connection with the closing of the transactions contemplated by this Subscription Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties agree as follows:

1. Acceptance of Subscription. It is understood and agreed that the Company shall have the right to accept or reject this subscription, in whole or in part, and that the same shall be deemed to be so accepted only when it is signed by the Company. Once accepted, this subscription shall be irrevocable by the Company.

2. Purchase and Sale of Shares.

(a) Purchase Price. The Purchase Price for the Shares will be $ [  ].

(b) Form of Payment. On the Effective Date, Purchaser will pay the Purchase Price to the Company via wire transfer of immediately available funds.

(c) Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 below, the date of sale of the Shares (the “Closing Date”), shall be such date after May 22, 2023, as mutually agreed on by the parties. The closing of the transactions contemplated by this Subscription Agreement shall occur on the Closing Date by means of the exchange by email of signed .pdf documents.

(d) Delivery of Shares. The Purchaser and Company have agreed that the Shares shall be delivered by the Company to the Purchaser on or after the Closing Date.

(e) Number of Shares. The number of Shares issuable under this Subscription Agreement shall be determined by dividing (x) the Purchase Price by (y) the Share Price.

(i) The “Share Price” shall mean the lesser of: (i) $1.00 or (ii) the average Daily VWAP for the five (5) VWAP Trading Days immediately preceding the Closing Date.

(ii) “Daily VWAP” shall mean for any VWAP Trading Day, the per share volume weighted average price of the Shares as displayed under the heading “Bloomberg VWAP” on Bloomberg page “RUBICON <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one Share on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

(iii) “VWAP Trading Day” shall mean means a day on which trading in the Shares generally occurs on the principal U.S. national or regional securities exchange on which the Shares is then listed or, if the Shares is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Shares are then traded.

3. Representations, Warranties and Covenants of Company.

(a) Organization and Qualification. The Company validly existing and in good standing under the laws of the jurisdiction in which they are formed and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. The Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into by the Company in connection herewith or therewith (“Material Adverse Effect”).

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. This Agreement has been, and the other Transaction Documents to which the Company is a party will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(c) Issuance of Securities. The issuance of the Securities are duly authorized and, upon issuance and payment in accordance with the terms of the Transaction Documents the Securities shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. As of each Closing Date, the Company shall commit to reserve from its duly authorized capital stock the shares of Common Stock issuable upon conversion of all Convertible Debentures (assuming for purposes hereof that (x) such Convertible Debentures are convertible at the Conversion Price (as defined therein) as of the date of determination, (y) any such conversion shall not take into account any limitations on the conversion of the Convertible Debentures set forth therein). Upon issuance or conversion in accordance with the Convertible Debentures, the Conversion Shares when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(d) Compliance with Applicable Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with and have not previously violated Applicable Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to Applicable Laws is pending or, to the knowledge of the Company, threatened.

(e) No Investment Company. The Company is not, and upon the issuance of the Common Stock as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Company is not controlled by an Investment Company.

4. Representations, Warranties and Covenants of Purchaser. Purchaser hereby represents and warrants to and covenants with the Company as follows:

(a) Economic Loss and Sophistication. Purchaser is able to bear the economic risks of this investment, and consequently, without limiting the generality of the foregoing, Purchaser is able to hold the Shares for an indefinite period of time and has a sufficient net worth to sustain a loss of all or a portion of its investment in the Shares in the event such loss should occur. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of this investment.

(b) Investment Intent. Purchaser understands and acknowledges that the sale of the Shares is being made in reliance on Section 4(a)(2) and Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), or under other applicable exemptions from registration thereunder. Purchaser is acquiring the Shares for its own account, for investment and not with view to the distribution, resale, subdivision, or fractionalization thereof, and Purchaser has no present plans to enter into any contract, undertaking, agreement, or arrangement for any such distribution, resale, subdivision, or fractionalization.

(c) Non-Registered Securities. Purchaser understands that (i) the Shares (A) have not been registered under the Securities Act or any state securities laws, (B) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of the Securities Act, and (C) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings, and (ii) Purchaser must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered or exempted under the Securities Act and applicable state securities laws. Purchaser represents that it is knowledgeable with respect to Rule 144 of the Securities and Exchange Commission promulgated under the Securities Act.

(d) Information. Purchaser acknowledges and agrees that: (i) the Company has provided or made available to Purchaser (through EDGAR, the Company’s website or otherwise) (A) the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2022, and the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2023, the Company’s S-1 registration statement (File No. 333-267010) declared effective on February 1, 2023, and the Company’s S-1 registration statement (File No. 333-268799) declared effective on February 1, 2023, including the risk factors set forth therein, (B) the Company’s filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed on or prior to the date of this Subscription Agreement, (C) all press releases or investor presentations issued by the Company on or prior to the date of this Subscription Agreement that are included in a filing by the Company on Form 8-K or clearly posted on the Company’s website, and (D) this Subscription Agreement and any other written materials furnished or made available to Purchaser by or on behalf of the Company and related to the purchase of the Shares, on or prior to the date hereof ((A) through (D), collectively, the “Offering Materials”); (ii) Purchaser has read carefully and understands the information supplied by the Company with respect to a prospective investment in the Shares, including as set forth in the Offering Materials; (iii) Purchaser has consulted and obtained the advice of its own attorneys, accountants, tax consultants and investment advisers with respect to the investment in the Shares contemplated hereby and its suitability for Purchaser; (iv) Purchaser has had the opportunity to obtain any additional information necessary to verify the accuracy of the information contained in such documents and to evaluate the merits and income tax consequences of the investment; and (v) Purchaser has been given the opportunity to meet with representatives of the Company and to have said representatives answer any questions regarding the terms and conditions of this particular investment, and all such questions have been answered to its full satisfaction. Purchaser understands that actual results may not correspond to the assumptions set forth in the Offering Materials regarding the Company. Purchaser will carefully review any supplements to the Offering Materials upon receipt thereof. In considering an investment in the Shares and in delivering this Subscription Agreement, Purchaser hereby acknowledges, represents, and warrants that it has relied solely upon the Offering Materials and independent investigations made by Purchaser and its representatives. Purchaser is not relying upon any representations made by, or other information (whether oral or written) furnished by or on behalf of, the Company or any officer, employee, agent or affiliate of any thereof, other than as set forth in the Offering Materials. Purchaser has carefully considered and has, to the extent it believes such discussion necessary, discussed with its representatives the suitability of an investment in the Shares in light of its particular tax and financial situation, and Purchaser and its representatives have determined that the Shares being subscribed for by Purchaser hereunder is a suitable investment for it. Purchaser is not subscribing pursuant hereto for the Shares as a result of, or pursuant to: (1) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media (including any internet site whose information about the Company is not password protected) or broadcast over television or radio; or (2) any seminar or meeting whose attendees, including Purchaser, had been invited as a result of, or pursuant to, any general solicitation or advertising.

(e) Existing Relationship. Purchaser became aware of this offering of the Shares solely and directly from the Company as a result of a pre-exiting, substantial relationship with the Company, and the Shares were offered to Purchaser solely by direct contact between Purchaser and Company. Purchaser did not become aware of this offering of the Shares, nor were the Shares offered to Purchaser, by any other means. Purchaser acknowledges that the Company has not acted as its financial advisor or fiduciary. Purchaser acknowledges that the Company represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any other federal, state or foreign securities laws.

(f) State & Foreign Securities Laws; Other Relevant Laws. Purchaser represents that it meets any additional or different suitability standards imposed by the securities and other laws of the jurisdiction of Purchaser’s principal place of business, residence or domicile applicable to or required in connection with an investment in the Shares.

(g) Purchaser Awareness. Purchaser has examined the Offering Materials and such other information as it has deemed necessary to evaluate independently and to understand the merits and risks of an investment in the Shares. Purchaser is aware and understands that Purchaser is not entitled to cancel, terminate or revoke this Subscription Agreement or any of the powers conferred herein.

(h) High Degree of Risk. Purchaser has been advised and understands that the purchase of the Shares involves a high degree of risk and uncertainty. Purchaser has read and understands the risk factors under the heading “Risk Factors” set forth in the Offering Materials.

(i) Due Formation; Good Standing; Authorization. If not a natural person, (i) Purchaser has been duly formed and is validly existing and in good standing under the laws of the jurisdiction governing its formation, (ii) Purchaser is qualified, and has all requisite power and authority under its organizational documents and applicable laws to execute and deliver this Subscription Agreement and to perform its obligations hereunder, and (iii) the person signing this Subscription Agreement on behalf of Purchaser has been duly authorized by it to do so. If Purchaser is a natural person, Purchaser is qualified and has all requisite legal capacity to acquire and hold the Shares and to execute and deliver this Subscription Agreement and to perform its obligations hereunder.

(j) Investment Company Act. Purchaser understands and acknowledges that the Company is not registered as, and does not have any obligation or intention to register as, an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Purchaser, if it is a private investment company or a non-U.S. investment company exempt from registration under the Investment Company Act pursuant to Section 3(c)(1) or 3(c)(7) thereunder, is not structured or operated for the purpose or as a means of circumventing the provisions of the Investment Company Act.

(k) Investor Status. Purchaser is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if Purchaser is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is an accredited investor and Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Purchaser is not an entity formed for the specific purpose of acquiring the Shares.

(l) ERISA. Except as otherwise specifically disclosed by Purchaser to the Company, Purchaser is not a Benefit Plan Investor (as defined below). If Purchaser is a Benefit Plan Investor, the purchase and holding of the Shares by Purchaser will not result in a prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), for which an exemption is not available. If Purchaser is a Benefit Plan Investor, it acknowledges that Purchaser has evaluated for itself the merits of an investment in the Company, and it has not solicited and has not received from the Company, its affiliates, or any director, officer, partner, member, manager, employee or agent of the Company or such affiliate, any evaluation or other investment advice on any basis in respect of the advisability of a subscription for the Securities in light of the plan’s assets, cash needs, investment policies or strategy, overall portfolio composition or plan for diversification of assets and it is not relying and has not relied on the Company, any of its affiliates, or any director, officer, partner, member, manager, employee or agent of the Company or any such affiliate, for any such advice. If Purchaser is a Benefit Plan Investor, the trustee or other plan fiduciary directing the investment (i) in making the proposed investment, is aware of and has taken into consideration the diversification requirements of Section 404(a)(1)(C) of ERISA and (ii) has concluded that the proposed investment in the Company is permissible under the documents governing the plan and the fiduciary, is prudent and is consistent with other applicable fiduciary responsibilities under ERISA. If Purchaser is an individual retirement account or an employee benefit plan not subject to Title I of ERISA, such as a governmental or church plan, the owner of the individual retirement account or other fiduciary directing the investment of the plan has concluded that the proposed investment in the Company is permissible under the documents and applicable law governing the account or the plan and the fiduciary, is prudent and is consistent with its other fiduciary responsibilities, if any. For purposes hereof, a “Benefit Plan Investor” is (A) an employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, (B) any plan to which Section 4975 of the Code applies, or (C) an entity whose underlying assets include plan assets (within the meaning of Section 3(42) of ERISA) by reason of a plan’s investment in the entity.

(m) Section 13 and Section 16 Compliance. Purchaser understands and acknowledges that ownership of the Shares in certain amounts may subject Purchaser to reporting and other informational requirements imposed by Section 13 and Section 16 of the Exchange Act. In addition, without limiting the generality of the foregoing, Section 16(b) of the Exchange Act imposes liability on company “insiders” for realizing short-swing profits relating to the Company’s securities. Purchaser is responsible for any and all filing requirements under Section 13 and Section 16 of the Exchange Act. The Company cannot advise the Purchaser regarding, nor is the Company responsible for, any Purchaser filing requirements under Section 13 and Section 16 of the Exchange Act. Purchaser is urged to seek the advice of counsel with respect to the application of Section 13 and Section 16 of the Exchange Act to such Purchaser’s particular situation as well as any other consequences arising under U.S. federal or state securities laws or under the laws of any foreign jurisdiction.

(n) Truth and Accuracy. Purchaser understands and acknowledges that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth in this Subscription Agreement in (i) concluding that the issuance and sale of the Shares is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) determining the applicability of such exemptions and the suitability of such Purchaser to purchase the Shares.

(o) Compliance with Other Instruments and Laws; Valid and Binding Obligation; No Authorization Required. The execution and delivery of, and performance of the terms and obligations of, this Subscription Agreement will not cause Purchaser to violate any judgment, order, decree, law, ordinance, rule, regulation, statute, agreement, charter, organizational document or indenture to which Purchaser or Purchaser’s property is subject. Assuming due authorization, execution and delivery of this Subscription Agreement by the Company, this Subscription Agreement is a valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, reorganization, moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general principles of equity. No authorization, consent or approval is required to be obtained by Purchaser from any governmental authority or agency or other official body in any relevant jurisdiction in connection with the execution or delivery of this Subscription Agreement by Purchaser or the performance by Purchaser of its obligations under this Subscription Agreement.

(p) Anti-Terrorism Representations. Neither Purchaser, nor any of its beneficial owners, appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of the Treasury or in the Annex to United States Executive Order 13224 - Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, nor are they otherwise a prohibited party under the laws of the United States. Purchaser further represents that the monies used to fund the investment in the Shares are not derived from, invested for the benefit of, or related in any way to, the governments of, or persons within, any country under a U.S. embargo enforced by the Office of Foreign Assets Control.

(q) Anti-Money Laundering Representations.

(i) Purchaser does not know or have any reason to suspect that (A) the monies used to fund Purchaser’s investment in the Shares have been or will be derived from or related to any illegal activities, including but not limited to, money laundering activities, or (B) the proceeds from Purchaser’s investment in the Shares will be used to finance any illegal or illegitimate activities. Purchaser (1) has conducted thorough due diligence with respect to all of its beneficial owners, (2) has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (3) will retain evidence of any such identities, any such source of funds and any such due diligence. Purchaser understands and agrees that, notwithstanding anything to the contrary contained in any document, if, following Purchaser’s subscription for the Shares, the Company reasonably believes that any aspect of a transaction with Purchaser (whether by virtue of Purchaser holding the Shares or otherwise) will be in contravention of United States federal, state, international or other laws or regulations, including anti-money laundering laws, the Company may be obligated to “freeze the account” of Purchaser, including prohibiting any distributions with respect to the Shares. In addition, in any such event, Purchaser may be forced to withdraw from the Company or may otherwise be subject to the remedies required by law, and, to the fullest extent permitted by applicable law, Purchaser shall have no claim against any person for any form of damages as a result of any of the actions described in this paragraph.

(ii) Purchaser agrees to execute instruments, provide information, or perform any other acts as may reasonably be requested by the Company or an authorized representative of the Company, for the purpose of: (A) carrying out due diligence as may be required by applicable law to establish and verify Purchaser’s identity and source of funds, as well as those of any of Purchaser’s beneficial owner(s) and of any of Purchaser’s investors, partners, members, managers, directors, officers, beneficiaries or grantors and beneficial owner(s) of such investors, partners, members, managers, directors, officers, beneficiaries or grantors, as applicable; (B) maintaining records of such identities and sources of funds, or verifications or certifications as to the same; and (C) taking any other actions as may be required to comply with and remain in compliance with anti-money laundering statutes, regulations or conventions applicable to the Company (including the use of “truth technologies” such as World-Check, to verify any such information).

(iii) None of Purchaser, any person controlling or controlled by Purchaser, any person having a beneficial interest in Purchaser or any person for whom Purchaser is acting as agent or nominee in connection with the Shares is: (A) a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government owned corporation (“SFPF”); (B) an immediate family member of any SFPF; (C) a person who is widely or publicly known (or should be known by Purchaser) to maintain a close personal relationship with any SFPF; or (D) a person that has been formed by or for the benefit of any SFPF.

(iv) In the event that Purchaser is a non-U.S. banking institution (a “Non-U.S. Bank”) or receives deposits from, makes payments to or conducts transactions relating to, a Non-U.S. Bank in connection with Purchaser’s investment in the Company, such Non-U.S. Bank: (A) has a fixed address, other than an electronic address or a post office box, in a country in which it is authorized to conduct banking activities; (B) employs one or more individuals on a full-time basis; (C) maintains operating records related to its banking activities; (D) is subject to inspection by the banking authority that licensed it to conduct banking activities; and (E) does not provide banking services to any other Non-U.S. Bank that does not have a physical presence in any country and that is not a registered affiliate.

(v) Purchaser agrees that the representations and warranties set forth in this Section 2(q) shall be deemed repeated and reaffirmed by Purchaser as of each date that Purchaser is required to make a contribution of capital to, or to receive a distribution from, the Company.

(r) As of the date of this Subscription Agreement, the Purchaser and its affiliates do not have, to the Purchaser’s knowledge, and during the 30 day period prior to the date of this Subscription Agreement the Purchaser and its affiliates, to Purchaser’s knowledge, have not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the Common Stock.

(s) Brokers and Dealers. The Purchaser has not dealt with any broker or finder in connection with the transactions contemplated by this Subscription Agreement, and has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the transactions contemplated by this Subscription Agreement. The Purchaser agrees that it will indemnify and hold harmless the Company and each Indemnified Person (as defined below) from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Purchaser in connection with the purchase of the Shares or the consummation of the transactions contemplated by this Subscription Agreement.

(t) Counsel to the Company Does Not Represent Purchaser. Purchaser understands and acknowledges that Winston & Strawn LLP represents only the Company, and not Purchaser, in connection with the issuance and sale of the Shares.

(u) No Filing Required. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Subscription Agreement that any document be filed, recorded or enrolled by Purchaser with any governmental department or other authority in any relevant jurisdiction.

(v) Effect and Time of Representations. The foregoing representations, warranties, covenants and agreements, together with all other representations, warranties, covenants and agreements made or given by Purchaser to the Company in any other written statement or document delivered in connection with the transactions contemplated hereby, shall be true and correct in all respects on and as of the date the Company accepts this subscription as if made on and as of such date and shall survive such date. In addition, Purchaser agrees to notify the Company promptly of any change in any representation, warranty, covenant or agreement relating to Purchaser set forth herein and to provide the Company with such further information as the Company may reasonably require.

(w) No “Bad Actor” Disqualification. Purchaser hereby represents that no “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to Purchaser or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Subscription Agreement, “Rule 506(d) Related Party” means any individual, corporation, partnership, trust, limited liability company, association or other entity that is a beneficial owner of Purchaser’s securities for purposes of Rule 506(d) of the Securities Act.

5. Restrictions on Transfer.

(a) Resale Restrictions. Purchaser understands that the offer and sale of the Shares to such Purchaser have not been registered under the Securities Act or under any state securities laws. Purchaser agrees not to offer, sell or otherwise transfer the Shares, or any interest in the Shares, unless (i) the offer and sale is registered under the Securities Act, (ii) the Shares may be sold in accordance with the applicable requirements and limitations of Rule 144 under the Securities Act and any applicable state securities laws and, if the Company reasonably requests, such Purchaser delivers to the Company an opinion of counsel to such effect, or (iii) such Purchaser delivers to the Company an opinion of counsel reasonably satisfactory to the Company that the offer and sale is otherwise exempt from Securities Act registration.

(b) Common Stock Restrictive Legend. Purchaser understands and agrees that a legend in substantially the following form will be placed on the certificates of the Shares:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND WERE OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION REQUIREMENTS THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.

(c) Illiquid Investment. Purchaser acknowledges that it, he or she must bear the economic risk of its investment in the Shares for an indefinite period of time, until such time as the Shares are registered or an exemption from registration is available.

6. Closing.

(a) The closing of the sale and purchase of the Shares (the “Closing”) under this Subscription Agreement shall take place on such date and at such place as shall be selected by the Company in its sole discretion.

(b) Purchaser acknowledges receipt of the Registration Rights Agreement and, upon the Closing, hereby specifically accepts, adopts and agrees to be bound by each provision thereof and agrees that its signature page to this Subscription Agreement shall constitute its counterpart signature page to the Registration Rights Agreement.

7. Indemnification. Purchaser acknowledges that it understands the meaning and legal consequences of the representations, warranties and covenants set forth in Section 2 hereof and that the Company has relied and will rely upon such representations, warranties and covenants, and Purchaser hereby agrees to indemnify and hold harmless the Company and its respective affiliates, partners, directors, officers, members, managers, controlling persons, agents and employees (each, an “Indemnified Person”), from and against any and all loss, damage or liability, joint or several, and any action in respect thereof, to which any such person may become subject due to or arising out of a breach of any such representation, warranty, agreement or covenant. The reimbursement and indemnity obligations of Purchaser under this paragraph shall be in addition to any liability which Purchaser may otherwise have, and shall be binding upon and inure to the benefit of any successors, assigns, heirs, estates, executors, administrators and personal representatives of the Indemnified Persons. To the extent any Indemnified Person is not a party to this Subscription Agreement and is therefore unable to directly enforce the indemnity provisions of this Section 5, it is agreed that the Company shall be entitled and is hereby authorized (but is not obliged) to enforce the provisions of this Section 5 on behalf of each Indemnified Person.

8. Survival. All representations, warranties and covenants contained in this Subscription Agreement and the indemnification contained in Section 5 hereof, shall survive the execution, delivery and acceptance of this Subscription Agreement.

9. Governing Law; Waiver of Trial By Jury. THIS SUBSCRIPTION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. This Subscription Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Subscription Agreement or the negotiation, execution or performance of this Subscription Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection herewith), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. EACH OF THE PARTIES TO THIS SUBSCRIPTION AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS SUBSCRIPTION AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS SUBSCRIPTION AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS SUBSCRIPTION AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS SUBSCRIPTION AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS SUBSCRIPTION AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10. Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Subscription Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.

11. Assignment. Purchaser agrees that it will not transfer or assign this Subscription Agreement or its rights and obligations hereunder.

12. Binding Effect. Except as otherwise provided herein, this Subscription Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.

13. Entire Agreement. This Subscription Agreement, together with all attachments, schedules and exhibits thereto, supersede any oral or written agreements or understandings heretofore made, and contain the entire agreement of the parties, and there are no representations, warranties, covenants, or other agreements except as stated or referred to herein or therein.

14. Amendment. This Subscription Agreement may be modified or amended only with the written consent of the Company and Purchaser.

15. Counterparts. This Subscription Agreement may be executed in one or more separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

16. Gender; Headings; “Including”. Pronouns in neuter gender shall be construed to include any other gender unless the context clearly otherwise requires. Headings appearing at the beginning of any section are for convenience only and shall not constitute part of such section and shall be disregarded in construing the language contained in such section. The word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions.

17. Severability. Should any portion or provision of this Subscription Agreement be declared illegal, invalid or unenforceable in any jurisdiction, then such portion or provision shall be deemed to be severable from this Subscription Agreement to the extent practicable while preserving the economic intention of the parties and, in any event, such illegality, invalidity or unenforceability shall not affect the remainder hereof.

18. Further Assurances. Purchaser will promptly furnish to the Company such additional information that the Company may hereafter reasonably require in order to determine or verify the information provided herein or which the Company reasonably believes will enable the Company to comply with all applicable anti-money laundering statutes, rules, regulations and policies, including any policies applicable to an investment held or proposed to be held by the Company.

19. PDF Signature Pages. This Subscription Agreement may be validly executed and delivered by PDF format through electronic mail and such document shall be considered authentic and binding.

[SIGNATURE PAGES FOLLOW]

PURCHASER SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement for the purchase of the Shares. This page constitutes the signature page for each of (i) the Subscription Agreement for the purchase of the Shares in the amount set forth below, and (ii) the Registration Rights Agreement. Upon acceptance by the Company, the undersigned shall be obligated to purchase the Shares in cash and remit payment thereof to the Company as set forth below.

Dated:	May [ ], 2023	(1)
	Insert Date	Name of Purchaser

	Number of Shares
		By: (2)
$		Signature of Authorized Person
	Purchase Price.
		(3)
		Name

		(4)
		Title

Type or print legibly: the name of the Purchaser on line (1) above; the name of the individual signing on behalf of the Purchaser on line (3) above; and the title of the person signing on behalf of the Purchaser on line (4) above. The person signing on behalf of the Purchaser should place his or her signature on line (2) above.

Address:

Contact Name:

Telephone No.:

Email Address:

Purchaser Signature Page to Subscription Agreement

COMPANY SIGNATURE PAGE

Not To Be Completed By Purchaser

Subscription for shares of Common Stock with an aggregate value of $[  ] as of the Closing Date. This page constitutes the signature page for the Subscription Agreement for the purchase of the Shares in the amount set forth above by the Purchaser.

RUBICON TECHNOLOGIES, INC.

By:
Name:
Title:

Company Signature Page to Subscription Agreement

Schedule A

Eligibility Representations of Purchaser

This Annex A should be completed and signed by Purchaser and constitutes a part of the Subscription Agreement.

A. ACCREDITED INVESTOR STATUS (Please check the box, if applicable)

☐ Purchaser is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

B. AFFILIATE STATUS

(Please check the applicable box)

PURCHASER:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Purchaser has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Purchaser and under which Purchaser accordingly qualifies as an “accredited investor.”

☐ (1) Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐ (2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

☐ (3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐ (5) Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000;

(i)	For purposes of calculating net worth under this paragraph (5):

Schedule A to Subscription Agreement

Sch. A-1

(A)	The person’s primary residence shall not be included as an asset;

(B)	Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C)	Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐ (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐ (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii) of the Securities Act;

☐ (8) Any entity in which all of the equity owners are accredited investors;

☐ (9) Any entity, of a type not listed in paragraph (1), (2), (3), (7), or (8), not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐ (10) Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status. In determining whether to designate a professional certification or designation or credential from an accredited educational institution for purposes of this paragraph (10), the Commission will consider, among others, the following attributes:

(i)	The certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution;

(ii)	The examination or series of examinations is designed to reliably and validly demonstrate an individual’s comprehension and sophistication in the areas of securities and investing;

(iii)	Persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospective investment; and

(iv)	An indication that an individual holds the certification or designation is either made publicly available by the relevant self-regulatory organization or other industry body or is otherwise independently verifiable;

☐ (11) Any natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

☐ (12) Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1):

(i)	With assets under management in excess of $5,000,000,

(ii)	That is not formed for the specific purpose of acquiring the securities offered, and

Schedule A to Subscription Agreement

Sch. A-2

(iii)	Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

☐ (13) Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements in paragraph (a)(12) of this section and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (a)(12)(iii).

Schedule A to Subscription Agreement

Sch. A-3

Exhibit A

Form of Registration Rights Agreement

A-1